UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 16, 2014

Date of Earliest Event Reported: October 10, 2014

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On October 10, 2014, Neiman Marcus Group LTD LLC (the “Borrower”), Mariposa Intermediate Holdings LLC (“Holdings”), the co-borrowers and subsidiary loan parties party thereto, each of the banks and other financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, entered into that certain First Incremental Amendment to Revolving Credit Agreement (the “Amendment”) amending the Revolving Credit Agreement, dated as of October 25, 2013, among the Borrower, Holdings, the Administrative Agent, the co-borrowers and subsidiary loan parties from time to time party thereto, the lenders from time to time party thereto and the other agents party thereto (as amended, the “Credit Agreement”).

The Amendment increases the commitments under the Credit Agreement to an aggregate principal amount of $900 million as of the effective date of the Amendment (the “Revolving Increase”).  Prior to the Amendment, the commitments under the Credit Agreement were an aggregate principal amount of $800 million.  The commitments under the Revolving Increase will mature on the same date as the existing revolving loans under the Credit Agreement and borrowings under the Revolving Increase will bear interest at the same rate as the existing revolving loans under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1                        First Incremental Amendment to Revolving Credit Agreement, dated October 10, 2014, among Neiman Marcus Group LTD LLC as Borrower, Mariposa Intermediate Holdings LLC, the co-borrowers and subsidiary loan parties party thereto, each of the banks and other financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS GROUP LTD LLC

Date: October 16, 2014	By:	/s/ Tracy M. Preston
	Name:	Tracy M. Preston
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1

First Incremental Amendment to Revolving Credit Agreement, dated October 10, 2014, among Neiman Marcus Group LTD LLC as Borrower, Mariposa Intermediate Holdings LLC, the co-borrowers and subsidiary loan parties party thereto, each of the banks and other financial institutions party thereto as lenders and Deutsche Bank AG New York Branch, as administrative agent and collateral agent